Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2017 Third Quarter Earnings

Contact: Joseph F. Casey, EVP, COO, CFO

Brockton, Massachusetts (October 19, 2017): HarborOne Bancorp, Inc. (the “Company”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced third quarter 2017 net income of $2.8 million, or $0.09 per share, as compared to $3.2 million, or $0.10 per share, for the prior quarter and net income of $3.6 million, or $0.11 per share, for the same quarter last year.

The Company reported net income of $8.8 million, or $0.28 per share, for the nine months ended September 30, 2017 compared to net income of $3.0 million for the same period in 2016. The Company’s year-to-date results for 2016 included a one-time contribution of $4.8 million to The HarborOne Foundation; excluding this non-recurring expense, net income would have been $5.9 million.

James W. Blake, President and CEO stated, “We continue to capitalize on our commercial loan growth strategy. Despite a very competitive market, we increased our commercial real estate loans 26% and commercial loans 11% since year end which continues to improve our year-to-date margins.”

Net Interest Income

The Company’s net interest and dividend income was $19.3 million for the quarter ended September 30, 2017,  up $1.1 million, or 5.8%, from $18.2 million for the quarter ended June 30, 2017 and up $3.4 million,  or 21.2%, from $15.9 million for the quarter ended September 30, 2016. The interest rate spread and net interest margin on a tax-equivalent basis were 2.91% and 3.07%, respectively, for the quarter ended September 30, 2017 compared to 2.87% and 3.03%, respectively, for the quarter ended June 30, 2017 and 2.78% and 2.93%, respectively, for the quarter ended September 30, 2016.

The increase in net interest income from the previous quarter reflects a $1.5 million, or 6.9%, increase in total interest and dividend income and an increase of $448,000, or 12.1% in total interest expense. The increase in interest and dividend income is primarily due to a $680,000 prepayment penalty and commercial loan growth that provided an increase in average outstanding loans of $61.0 million. The yield on loans increased to 3.95%  for the quarter ended September 30, 2017 from 3.82% for the quarter ended June 30, 2017. The increase in interest expense is due to an increase in average interest-bearing deposits of $40.4 million with a 4 basis point increase in the cost of those funds and an increase in average FHLB advances of $33.0 million offset by a 6 basis point decrease in total cost of borrowed funds.

The increase in net interest income over the prior year quarter is primarily due to growth in the Company’s average loan balances to $2.19 billion from $1.98 billion and an increase in the yield on loans to 3.95% from 3.61%, again primarily driven by commercial loan growth as well as higher rates on variable rate loans and the prepayment penalty.  Total interest and dividend income increased  $4.3 million, or 22.2%, and total interest expense increased $885,000, or 27.1%.

Noninterest Income

Noninterest income increased to $14.6 million for the quarter ended September 30, 2017,  up  $328,000, or 2.3%, from the quarter ended June 30, 2017.  The increase is primarily due to changes in the mortgage servicing rights fair value adjustments, which largely reflect fluctuations in the 10-year Constant Maturity Treasury rate and residential real estate mortgage loan rates. Changes in the mortgage servicing rights fair value adjustments amounted to  a $488,000 decrease in the third quarter of 2017 compared to a $1.1 million decrease in the second quarter of 2017 and a $351,000 increase in the third quarter of 2016. Noninterest income decreased  $6.2 million, or 29.9%, as compared to the quarter ended September 30, 2016, primarily driven by a decrease of $6.3 million, or 37.2%, in mortgage banking income. Compared to the same quarter prior year, mortgage originations by Merrimack Mortgage Company, LLC decreased 29.7% in 2017 primarily as a result of higher residential mortgage interest rates and reduced refinance volume in 2017.

Noninterest Expense

Noninterest expenses were $28.4 million for the quarter ended September 30, 2017, an increase of $1.6 million, or 5.8%, from the quarter ended June 30, 2017.  The increase was primarily due to the increase in compensation and benefits of $1.0 million or 6.2%, in equity awards expense relating to awards given in the current quarter that will be expensed over three years, and an increase in commissions consistent with the increase in mortgage originations from the second to third quarter of 2017. Noninterest expenses decreased  $1.2 million,  or 4.0%, from the quarter ended September 30, 2016 primarily due to a decrease in mortgage loan originations which contributed to a decrease in compensation and benefits of $1.5 million and a decrease of $1.4 million in loan expense. The decreases were offset by increases in occupancy expense of $493,000, marketing expense of $544,000 and professional fees expense of $417,000.

Asset Quality

The Company recorded a provision for loan losses of $921,000 for the quarter ended September 30, 2017, $470,000 for the quarter ended June 30, 2017 and $1.7 million for the quarter ended September 30, 2016.  The provisions for the third quarter of 2017 were due to commercial loan growth and an additional specific reserve of $375,000 on a substandard commercial loan.  Second quarter provisions were a result of commercial loan growth. The provisions for the third quarter 2016 reflected commercial loan growth as well as an increase in net charge-offs in the quarter ended and the establishment of a $360,000 specific reserve for a substandard commercial loan.  In the first quarter of 2017, the Company adjusted general reserve allocations for commercial real estate and commercial loans based on updated peer data.  The updated peer data resulted in lower general reserve rates on these loan types; however, this decrease was partially offset by commercial loan growth.  Changes in the provision for loan losses are based on management’s assessment of loan portfolio growth and composition changes, historical charge-off trends, and ongoing evaluation of credit quality and current economic conditions. The allowance for loan losses was $17.9 million, or 0.84%, of total loans at September 30, 2017, compared to $17.2 million, or 0.82%, of total loans, at June 30, 2017 and $15.8 million, or 0.82%, of total loans at September 30, 2016. Net charge-offs totaled $169,000 for the quarter ended September 30, 2017, or 0.03%, of average loans outstanding on an annualized basis, compared to $173,000, or 0.03%, for the quarter ended June 30, 2017 and $317,000, or 0.07%, for the quarter ended September 30, 2016.

Nonperforming assets were $20.6 million at September 30, 2017 compared to $22.5 million at June 30, 2017 and $26.0 million at September 30, 2016. Nonperforming assets as a percentage of total assets were 0.78% at September 30, 2017,  0.86% at June 30, 2017 and 1.11% at September 30, 2016. The steady decline reflects the Company’s continued efforts to minimize nonperforming assets through diligent collection efforts, prudent workout arrangements and strong underwriting.

Balance Sheet

Total assets increased $27.4 million, or 1.0%, to $2.66 billion at September 30, 2017 from $2.63 billion at June 30, 2017. Net loans increased $25.1 million, or 1.2%, to $2.10 billion at September 30, 2017 from $2.08 billion at June 30, 2017.  The net increase in loans for the three months ended September 30, 2017 was primarily due to increases of $30.7 million in commercial real estate loans and $9.8 million in construction loans partially offset by a  decrease of $1.7 million in residential real estate loans, $2.6 million in commercial and industrial loans, and $9.7 million in consumer loans.  Loans held for sale increased $4.4 million, or 4.7%, to $96.2 million at September 30, 2017 from $91.9 million at June 30,  2017 due to the seasonal increase in residential mortgage originations.

Total deposits increased $9.8 million, or 0.5%, to $2.00 billion at September 30, 2017 from $1.99 billion at June 30, 2017.  Compared to the prior quarter non-certificate accounts increased $31.0 million,  brokered deposits decreased $19.7 million and term certificate accounts decreased $1.6 million.  The increase in non-certificate accounts was primarily due to an increase in money market accounts. Borrowings were  $276.4 million at September 30, 2017 and $265.1 million at June 30, 2017.

Total stockholders’ equity was $340.6 million at September 30, 2017 compared to $336.6 million at June 30, 2017 and $327.9 million at September 30, 2016.   The tangible common equity to tangible assets ratio was 12.36% at September 30, 2017, 12.34% at June 30, 2017 and 13.47% at September 30, 2016.  At September 30, 2017, the Company and the Bank exceed all regulatory capital requirements.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, the largest co-operative bank in New England. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Southeastern Massachusetts through a network of 14 full-service branches, two limited service branches, a commercial loan office in Providence, Rhode Island, a residential lending office in Westford, Massachusetts, and 13 free-standing ATMs. The Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. Merrimack Mortgage Company, LLC, a subsidiary of HarborOne Bank, is a full-service mortgage lender with 33 offices in Massachusetts, New Hampshire and Maine, and also does business in seven additional states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures.  The Company’s management believes that the supplemental non-GAAP information, which consists of the tax equivalent basis for yields, the efficiency ratio, tangible common equity to tangible assets ratio and tangible book value per share is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.  Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2017	2017	2017	2016	2016

Assets

Cash and due from banks	$15,393	$17,492	$18,621	$16,464	$15,706
Short-term investments	79,412	84,105	83,778	33,751	3,549
Total cash and cash equivalents	94,805	101,597	102,399	50,215	19,255

Securities available for sale, at fair value	166,122	160,795	165,348	136,469	115,397
Securities held to maturity, at amortized cost	47,752	45,660	46,531	47,877	49,213
Federal Home Loan Bank stock, at cost	16,356	16,356	17,863	15,749	15,255
Loans held for sale, at fair value	96,201	91,849	51,932	86,443	114,054
Loans:
Residential real estate	769,418	771,121	765,368	770,935	774,404
Commercial real estate	623,054	592,325	557,174	495,801	450,945
Construction	76,668	66,908	69,134	58,443	40,438
Total mortgage loans on real estate	1,469,140	1,430,354	1,391,676	1,325,179	1,265,787
Commercial	111,627	114,234	111,849	100,501	88,718
Consumer	533,707	543,394	551,603	563,104	555,874
Loans	2,114,474	2,087,982	2,055,128	1,988,784	1,910,379
Less: Allowance for loan losses	(17,933)	(17,181)	(16,884)	(16,968)	(15,832)
Net deferred loan costs	8,035	8,682	9,041	9,931	10,336
Net loans	2,104,576	2,079,483	2,047,285	1,981,747	1,904,883
Mortgage servicing rights, at fair value	20,376	20,313	20,839	20,333	15,534
Goodwill and other intangible assets	13,519	13,541	13,563	13,585	13,607
Other assets	99,752	102,476	100,384	95,892	99,935
Total assets	$2,659,459	$2,632,070	$2,566,144	$2,448,310	$2,347,133

Liabilities and Stockholders' Equity

Deposits:
NOW and demand deposit accounts	$395,728	$395,150	$392,012	$365,869	$358,628
Regular savings and club accounts	404,465	398,883	338,338	316,947	317,198
Money market deposit accounts	666,613	641,776	646,123	595,211	596,377
Brokered deposits	73,127	92,803	77,774	54,045	20,236
Term certificate accounts	463,612	465,179	470,490	472,681	442,472
Total deposits	2,003,545	1,993,791	1,924,737	1,804,753	1,734,911
Short-term borrowed funds	10,000	30,000	75,000	80,000	50,000
Long-term borrowed funds	266,366	235,117	200,118	195,119	195,120
Other liabilities and accrued expenses	38,947	36,527	33,554	39,054	39,188
Total liabilities	2,318,858	2,295,435	2,233,409	2,118,926	2,019,219

Common stock	327	321	321	321	321
Additional paid-in capital	145,525	144,705	144,555	144,420	144,175
Unearned compensation - ESOP	(10,833)	(10,982)	(11,130)	(11,278)	(11,575)
Retained earnings	205,997	203,159	199,946	197,211	194,275
Accumulated other comprehensive income (loss)	(415)	(568)	(957)	(1,290)	718
Total stockholders' equity	340,601	336,635	332,735	329,384	327,914

Total liabilities and stockholders' equity	$2,659,459	$2,632,070	$2,566,144	$2,448,310	$2,347,133

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share amounts)	2017	2017	2017	2016	2016

Interest and dividend income:
Interest and fees on loans	$20,990	$19,640	$19,135	$18,092	$17,144
Interest on loans held for sale	796	620	546	788	866
Interest on securities	1,334	1,332	1,216	1,002	988
Other interest and dividend income	294	320	252	167	164
Total interest and dividend income	23,414	21,912	21,149	20,049	19,162

Interest expense:
Interest on deposits	2,812	2,567	2,432	2,283	2,092
Interest on borrowed funds	1,333	1,130	1,285	1,211	1,168
Total interest expense	4,145	3,697	3,717	3,494	3,260

Net interest and dividend income	19,269	18,215	17,432	16,555	15,902

Provision for loan losses	921	470	265	1,456	1,710

Net interest income, after provision for loan losses	18,348	17,745	17,167	15,099	14,192

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(488)	(1,052)	(442)	2,970	351
Other	11,071	11,200	7,846	12,404	16,513
Total mortgage banking income	10,583	10,148	7,404	15,374	16,864

Deposit account fees	3,172	3,071	2,845	2,979	3,010
Income on retirement plan annuities	114	113	110	111	111
Gain on sale of consumer loans	—	—	78	—	—
Bank-owned life insurance income	260	261	257	263	275
Other income	498	706	760	557	609
Total noninterest income	14,627	14,299	11,454	19,284	20,869

Noninterest expenses:
Compensation and benefits	17,325	16,319	14,924	18,521	18,812
Occupancy and equipment	2,951	2,724	2,986	2,516	2,458
Data processing	1,547	1,528	1,522	1,557	1,450
Loan expense	1,884	1,882	1,363	2,710	3,316
Marketing	1,136	1,041	482	835	592
Professional fees	1,126	1,080	930	822	709
Deposit insurance	397	446	462	208	437
Other expenses	2,072	1,858	1,736	2,194	1,835
Total noninterest expenses	28,438	26,878	24,405	29,363	29,609

Income before income taxes	4,537	5,166	4,216	5,020	5,452

Income tax provision	1,699	1,953	1,481	2,084	1,900

Net income	$2,838	$3,213	$2,735	$2,936	$3,552

Earnings per common share:
Basic	$0.09	$0.10	$0.09	$0.09	$0.11
Diluted	$0.09	$0.10	$0.09	$0.09	$0.11
Weighted average shares outstanding:
Basic	31,303,281	31,013,002	30,998,163	30,973,588	30,943,808
Diluted	31,303,281	31,013,002	30,998,163	30,973,588	30,943,808

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income

(Unaudited)

	Nine Months Ended September 30,
(Dollars in thousands, except per share amounts)	2017	2016	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$59,765	$49,080	$10,685	21.8%
Interest on loans held for sale	1,962	1,907	55	2.9
Interest on securities	3,882	3,110	772	24.8
Other interest and dividend income	866	610	256	42.0
Total interest and dividend income	66,475	54,707	11,768	21.5

Interest expense:
Interest on deposits	7,811	6,427	1,384	21.5
Interest on borrowed funds	3,748	3,840	(92)	(2.4)
Total interest expense	11,559	10,267	1,292	12.6

Net interest and dividend income	54,916	44,440	10,476	23.6

Provision for loan losses	1,656	2,716	(1,060)	(39.0)

Net interest income, after provision for loan losses	53,260	41,724	11,536	27.6

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(1,982)	(4,100)	2,118	51.7
Other	30,117	39,725	(9,608)	(24.2)
Total mortgage banking income	28,135	35,625	(7,490)	(21.0)

Deposit account fees	9,088	8,685	403	4.6
Income on retirement plan annuities	337	325	12	3.7
Gain on sale of consumer loans	78	79	(1)	(1.3)
Gain on sale and call of securities, net	—	283	(283)	(100.0)
Bank-owned life insurance income	778	825	(47)	(5.7)
Other income	1,964	1,997	(33)	(1.7)
Total noninterest income	40,380	47,819	(7,439)	(15.6)

Noninterest expenses:
Compensation and benefits	48,568	50,552	(1,984)	(3.9)
Occupancy and equipment	8,661	7,705	956	12.4
Data processing	4,597	4,310	287	6.7
Loan expense	5,129	7,036	(1,907)	(27.1)
Marketing	2,659	1,764	895	50.7
Professional fees	3,136	1,888	1,248	66.1
Deposit insurance	1,305	1,258	47	3.7
Prepayment penalties on Federal Home Loan Bank	—	400	(400)	(100.0)
Charitable foundation contributions	—	4,820	(4,820)	(100.0)
Other expenses	5,666	5,602	64	1.1
Total noninterest expenses	79,721	85,335	(5,614)	(6.6)

Income before income taxes	13,919	4,208	9,711	230.8

Income tax provision	5,133	1,213	3,920	323.2

Net income	$8,786	$2,995	$5,791	193.4%

Earnings per common share:
Basic	$0.28	N/A	N/A
Diluted	$0.28	N/A	N/A
Weighted average shares outstanding:
Basic	31,109,104	N/A	N/A
Diluted	31,109,104	N/A	N/A

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Quarters Ended
	September 30, 2017			June 30, 2017			September 30, 2016
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$2,190,303	$21,786	3.95%	$2,129,280	$20,260	3.82%	$1,983,249	$18,010	3.61%
Investment securities (2)	206,761	1,409	2.70	209,691	1,408	2.69	166,816	1,065	2.54
Other interest-earning assets	102,589	294	1.14	81,370	320	1.58	18,030	164	3.62
Total interest-earning assets	2,499,653	23,489	3.73	2,420,341	21,988	3.64	2,168,095	19,239	3.53
Noninterest-earning assets	128,966			129,281			130,498
Total assets	$2,628,619			$2,549,622			$2,298,593
Interest-bearing liabilities:
Savings accounts	$402,470	195	0.19	$351,948	151	0.17	$319,202	139	0.17
NOW accounts	125,636	20	0.06	128,794	20	0.06	120,704	19	0.06
Money market accounts	646,873	970	0.59	654,127	821	0.50	612,761	685	0.44
Certificates of deposit	463,077	1,382	1.18	469,249	1,369	1.17	434,519	1,246	1.14
Brokered deposit	82,976	245	1.17	76,555	206	1.08	549	3	2.17
Total interest-bearing deposits	1,721,032	2,812	0.65	1,680,673	2,567	0.61	1,487,735	2,092	0.56
FHLB advances	287,858	1,333	1.84	254,832	1,130	1.78	232,587	1,168	2.00
Total interest-bearing liabilities	2,008,890	4,145	0.82	1,935,505	3,697	0.77	1,720,322	3,260	0.75
Noninterest-bearing liabilities:
Noninterest-bearing deposits	251,579			250,654			217,930
Other noninterest-bearing liabilities	30,815			29,432			32,888
Total liabilities	2,291,284			2,215,591			1,971,140
Total equity	337,335			334,031			327,453
Total liabilities and equity	$2,628,619			$2,549,622			$2,298,593
Tax equivalent net interest income		19,344			18,291			15,979
Tax equivalent interest rate spread (3)			2.91%			2.87%			2.78%
Less: tax equivalent adjustment		75			76			77
Net interest income as reported		$19,269			$18,215			$15,902
Net interest-earning assets (4)	$490,763			$484,836			$447,773
Net interest margin (5)			3.06%			3.02%			2.92%
Tax equivalent effect			0.01			0.01			0.01
Net interest margin on a fully tax equivalent basis			3.07%			3.03%			2.93%
Average interest-earning assets to average interest-bearing liabilities	124.43%			125.05%			126.03%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale and securities held to maturity.  Interest income from tax exempt securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented.  The yield on investments before tax equivalent adjustments for the quarters presented were 2.56%, 2.55%, and 2.36%, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
(6) Annualized

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Year to Date
	September 30, 2017			September 30, 2016
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$2,144,071	$61,727	3.85%	$1,889,578	$50,987	3.60%
Investment securities (2)	204,693	4,109	2.68	174,692	3,344	2.56
Other interest-earning assets	79,354	866	1.46	48,977	610	1.65
Total interest-earning assets	2,428,118	66,702	3.67	2,113,247	54,941	3.47
Noninterest-earning assets	132,054			127,996
Total assets	$2,560,172			$2,241,243
Interest-bearing liabilities:
Savings accounts	$360,660	497	0.18	$312,672	407	0.17
NOW accounts	125,902	59	0.06	119,495	56	0.06
Money market accounts	642,764	2,544	0.53	628,669	2,112	0.45
Certificates of deposit	467,342	4,101	1.17	446,624	3,849	1.15
Brokered deposit	75,140	610	1.08	184	3	2.18
Total interest-bearing deposits	1,671,808	7,811	0.62	1,507,644	6,427	0.57
FHLB advances	278,181	3,748	1.80	245,693	3,840	2.09
Total interest-bearing liabilities	1,949,989	11,559	0.79	1,753,337	10,267	0.78
Noninterest-bearing liabilities:
Noninterest-bearing deposits	246,512			218,960
Other noninterest-bearing liabilities	29,750			29,451
Total liabilities	2,226,251			2,001,748
Total equity	333,921			239,495
Total liabilities and equity	$2,560,172			$2,241,243
Tax equivalent net interest income		55,143			44,674
Tax equivalent interest rate spread (3)			2.88%			2.69%
Less: tax equivalent adjustment		227			234
Net interest income as reported		$54,916			$44,440
Net interest-earning assets (4)	$478,129			$359,910
Net interest margin (5)			3.02%			2.81%
Tax equivalent effect			0.02			0.01
Net interest margin on a fully tax equivalent basis			3.04%			2.82%
Average interest-earning assets to average interest-bearing liabilities	124.52%			120.53%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale and securities held to maturity.  Interest income from tax exempt securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented.  The yield on investments before tax equivalent adjustments was 2.54% and 2.38% for the nine months ended September 30, 2017 and 2016, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
(6) Annualized

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(In thousands)
Interest-earning assets:
Loans (1)	$2,190,303	$2,129,280	$2,111,768	$2,055,444	$1,983,249
Investment securities (2)	206,761	209,691	197,525	168,485	166,816
Other interest-earning assets	102,589	81,370	67,428	38,912	18,030
Total interest-earning assets	2,499,653	2,420,341	2,376,721	2,262,841	2,168,095
Noninterest-earning assets	128,966	129,281	124,148	126,899	130,498
Total assets	$2,628,619	$2,549,622	$2,500,869	$2,389,740	$2,298,593
Interest-bearing liabilities:
Savings accounts	$402,470	$351,948	$326,731	$319,166	$319,202
NOW accounts	125,636	128,794	123,340	124,134	120,704
Money market accounts	646,873	654,127	627,073	602,263	612,761
Certificates of deposit	463,077	469,249	469,774	458,491	434,519
Brokered deposit	82,976	76,555	65,698	39,689	549
Total interest-bearing deposits	1,721,032	1,680,673	1,612,616	1,543,743	1,487,735
FHLB advances	287,858	254,832	291,896	257,568	232,587
Total interest-bearing liabilities	2,008,890	1,935,505	1,904,512	1,801,311	1,720,322
Noninterest-bearing liabilities:
Noninterest-bearing deposits	251,579	250,654	237,056	227,918	217,930
Other noninterest-bearing liabilities	30,815	29,432	28,981	31,055	32,888
Total liabilities	2,291,284	2,215,591	2,170,549	2,060,284	1,971,140
Total equity	337,335	334,031	330,320	329,456	327,453
Total liabilities and equity	$2,628,619	$2,549,622	$2,500,869	$2,389,740	$2,298,593

	Annualized Yield Trend - Quarters Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Interest-earning assets:
Loans (1)	3.95%	3.82%	3.78%	3.65%	3.61%
Investment securities (2)	2.70%	2.69%	2.65%	2.55%	2.54%
Other interest-earning assets	1.14%	1.58%	1.52%	1.71%	3.62%
Total interest-earning assets	3.73%	3.64%	3.62%	3.54%	3.53%

Interest-bearing liabilities:
Savings accounts	0.19%	0.17%	0.19%	0.18%	0.17%
NOW accounts	0.06%	0.06%	0.06%	0.06%	0.06%
Money market accounts	0.59%	0.50%	0.49%	0.46%	0.44%
Certificates of deposit	1.18%	1.17%	1.17%	1.16%	1.14%
Brokered deposit	1.17%	1.08%	0.98%	0.92%	2.17%
Total interest-bearing deposits	0.65%	0.61%	0.61%	0.59%	0.56%
FHLB advances	1.84%	1.78%	1.79%	1.87%	2.00%
Total interest-bearing liabilities	0.82%	0.77%	0.79%	0.77%	0.75%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.
(2) Includes securities available for sale and securities held to maturity.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Performance Ratios (annualized):	2017	2017	2017	2016	2016

Return (loss) on average assets (ROAA)	0.43%	0.50%	0.44%	0.49%	0.62%

Return (loss) on average equity (ROAE)	3.37%	3.85%	3.31%	3.56%	4.34%

Efficiency ratio (1)	83.83%	82.60%	84.41%	81.87%	80.46%

(1) This non-GAAP measure represents noninterest expense divided by the sum of net interest income and noninterest income

	At or for the Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Asset Quality	2017	2017	2017	2016	2016
(Dollars in thousands)

Total nonperforming assets	$20,627	$22,522	$23,471	$22,946	$25,992

Nonperforming assets to total assets	0.78%	0.86%	0.91%	0.94%	1.11%

Allowance for loan losses to total loans	0.84%	0.82%	0.82%	0.85%	0.82%

Net charge offs	$169	$173	$349	$320	$317

Annualized net charge offs/average loans	0.03%	0.03%	0.07%	0.06%	0.07%

Allowance for loan losses to nonperforming loans	91.47%	80.04%	78.17%	80.12%	65.92%

	September 30,	June 30,	March 31,	December 31,	September 30,
Capital and Share Related	2017	2017	2017	2016	2016

Common stock outstanding	32,662,295	32,120,880	32,120,880	32,120,880	32,120,880

Book value per share	$10.43	$10.48	$10.36	$10.25	$10.21

Tangible book value per share (1)	$10.01	$10.06	$9.94	$9.83	$9.79

Tangible common equity / tangible assets (2)	12.36%	12.34%	12.50%	12.97%	13.47%

(1) This non-GAAP ratio is total stockholders' equity less goodwill and other intangible assets divided by common stock outstanding.
(2) This non-GAAP ratio is total stockholders' equity less goodwill and other intangible assets to total assets less goodwill and other intangible assets.